UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2013

The Asia Tigers Fund, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	811-08050	13-3735233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1735 Market Street, 32nd Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(866)-839-5205

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

The Asia Tigers Fund, Inc. (the “Fund”) (NYSE: GRR) announced today that its Board of Directors (the “Board”) approved the elimination of the Fund’s interval fund structure, subject to stockholder approval. The Fund also announced that a special meeting of stockholders will be held on February 3, 2014, to consider the elimination of the interval fund structure, a fundamental policy of the Fund (“Policy”) pursuant to Section 23c-3 of the Investment Company Act of 1940, as amended. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Fund also announced today that the Board has extended a targeted discount policy, which would become effective if stockholders approve the elimination of the Policy. Under the targeted discount policy, the Fund intends to buy back shares of common stock in the open market at times when the Fund’s shares trade at a discount of 10% or more to net asset value.

In connection with the proposal to eliminate the interval fund structure as a fundamental policy of the Fund, the Fund intends to file a proxy statement with the Securities and Exchange Commission (“SEC”). Stockholders are advised to read the proxy statement when it becomes available because it will contain important information. When filed with the SEC, the proxy statement and other documents filed by the fund will be available free of charge at the SEC’s website, http://www.sec.gov. Stockholders can also obtain copies of these documents, when available, free of charge, by contacting the Aberdeen Asset Management, Inc., 1735 Market Street, 32nd Floor, Philadelphia, PA 19103, by calling 1-866-839-5205 toll-free or on the Internet at www.aberdeengrr.com.

This communication is not intended to, and shall not, constitute an offer to purchase or sell shares of the Fund; nor is the press release intended to solicit a proxy from any stockholder of the Fund.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release, dated November 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Asia Tigers Fund, Inc.

Date: November 18, 2013	By:	/s/ Alan Goodson
	Name:	Alan Goodson
	Title:	Principal Executive Officer

EXHIBIT INDEX

Exhibit 99.1	Press Release, dated November 18, 2013.